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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                        FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    Date of Report (Date of earliest event reported) February 2, 2000

                  Guinness Telli*Phone Corporation
          (Exact name of registrant as specified in its charter)

     Nevada                                 0-25632                        68-
031050
(State or other jurisdiction of            (Commission                   (I.R.S.
Employer
incorporation or organization               File Number)
Identification Number

655 Redwood Highway #111, Mill Valley, CA                    94941
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (415) 389-9442




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Item 1. Changes in Control of Registrant - None

Item 2. Acquisition or Disposition of Assets. - None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant.

On February 2, 2000, Guinness Telli*Phone Corporation (the "Company") engaged Rooney Ida Nolt Ahern, Accountancy Corporation, to replace BDO Seidman, LLP ("Seidman") as the Company's independent accountants to audit the Company's consolidated financial statements for the year
ended December 31, 1999.   Seidman was dismissed as the Company's
independent accountants on the same date.   The Company's Board of
Directors approved the change in the Company's independent accountants.

The Seidman reports on the Company's financial statements for the two years ended December 31, 1998 and 1997 were modified as to the uncertainty of the Company to continue as a going concern.

In connection with its audits for the two most recent years ended December 31, 1998 and 1997 and through February 2, 2000, there have been no disagreements with Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seidman, would have caused them to make reference thereto in their report on the financial statements for the years ended December 31, 1998 and 1997.

During the Company's two most recent years ended December 31, 1998 and 1997 and through February 2, 2000, there have been no "reportable
events" as defined in Regulation S-K Item 304(a)(1)(v).   The Company
has requested that Seidman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees
with the preceding statements.   A copy of the letter from Seidman
dated February 9, 2000 is filed as Exhibit 16 to this Form 8-K.

Item 5. Other Events. None

Item 6. Resignation of Registrant's Directors. None




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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. None
(b) Pro forma financial information.  None
(c) Exhihits

      16      Letters from BDO Seidman, PPL dated February 9, 2000

Item 8. Change in Fiscal Year. None

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Guinness Telli*Phone Corporation
(formerly LPR Cybertek, Inc.) (Registrant)

By: /s/ Arthur Korn
        ----------------------------
        Arthur Korn, Chief Financial Officer

Date: February 11, 2000